Exhibit 99.1

REWARDS NETWORK INC.

2006 LONG-TERM INCENTIVE PLAN

1. Purpose. The purpose of this 2006 Long-Term Incentive Plan (the “Plan”) of Rewards Network Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward directors, officers and other key employees and consultants of the Company and its subsidiaries and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company’s stockholders.

2. Definitions. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents, and Other Stock-Based Awards, are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed “Awards.” For purposes of the Plan, the following additional terms shall be defined as set forth below:

(a) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(b) “Beneficiary” shall mean the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under this Plan upon such Participant’s death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” means with respect to a Participant:

(i) the refusal to perform or disregard of the Participant’s duties or responsibilities, or of specific directives of the officer or other executive of the Company to whom the Participant reports, including, without limitation, failure to comply with a performance improvement plan;

(ii) the Participant’s willful, reckless or negligent commission of act(s) or omission(s) which have resulted in or are likely to result in, a loss to, or damage to the reputation of, the Company or any of its affiliates, or that compromise the safety of any employee or other person;

(iii) the Participant’s act of fraud, embezzlement or theft in connection with the Participant’s duties to the Company or in the course of his or her employment, or the Participant’s commission of a felony or any crime involving dishonesty or moral turpitude;

(iv) the Participant’s violation of the Company’s policies or standards or of any statutory or common law duty of loyalty to the Company; or

(v) any breach by the Participant of any one or more restrictive covenants to which the Participant is subject;

provided, however, that if the Participant is a party to an employment or separation agreement with the Company that contains a definition of cause other than as set forth above, then with respect to such Participant “Cause” shall have the meaning set forth in such employment or separation agreement.

(d) A “Change in Control” shall be deemed to have occurred if:

(i) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than the Company, an employee benefit plan of the Company or Samstock, L.L.C., EGI-Fund (00) Investors, L.L.C., EGI-Fund (05-07) Investors,

L.L.C. and their affiliates, acquires directly or indirectly the beneficial ownership (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) of any voting security of the Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing 50 percent or more of the total voting power of all of the then-outstanding voting securities of the Company;

(ii) the individuals (A) who constitute the Board as of the date this Plan is adopted by the Board (the “Original Directors”) or (B) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least one-half (1/2) of the Original Directors then still in office (such directors becoming “Additional Original Directors” immediately following their election) or (C) who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least one-half (1/2) of the Original Directors and Additional Original Directors then still in office (such directors also becoming “Additional Original Directors” immediately following their election) (such individuals being the “Continuing Directors”), cease for any reason to constitute a majority of the members of the Board;

(iii) the stockholders of the Company shall approve a merger, consolidation, recapitalization, or reorganization of the Company, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 50 percent of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 50 percent of the holders of outstanding voting securities of the Company immediately prior to the transaction; or

(iv) the stockholders of the Company shall approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s total assets.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

(f) “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that to the extent necessary to comply with Rule 16b-3 and Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom is a “disinterested person” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code.

(g) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

(h) “Fair Market Value” means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

(i) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(j) “Non-Employee Director” shall mean a member of the Board who is not otherwise an employee of the Company or any subsidiary.

(k) “Participant” means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

(l) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(m) “Stock” means the Common Stock, $.02 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 7(g).

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i) to select persons to whom Awards may be granted;

(ii) to determine the type or types of Awards to be granted to each such person;

(iii) to determine the number of Awards to be granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(v) to determine whether, to what extent, and under what circumstances cash, Stock, other Awards, or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee, or at the election of the Participant;

(vi) to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii) to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(viii) to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and

(ix) to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

Other provisions of the Plan notwithstanding, the Board shall perform the functions of the Committee for purposes of granting awards to directors who serve on the Committee (subject to Section 8), and may perform any function of the Committee under the Plan for any other purpose, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires.

(b) Manner of Exercise of Committee Authority. Any action of the Committee with respect to the Plan shall be final, conclusive, and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform such functions as the Committee may determine, to the extent permitted under applicable law.

(c) Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Stock Subject to Plan.

(a) Amount of Stock Reserved. The total amount of Stock that may be subject to outstanding Awards granted under the Plan and the Company’s 2004 Long-Term Incentive Plan (the “2004 LTIP”), determined immediately after the grant of any Award, shall not exceed 4,540,000. Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall not exceed 2,505,966 provided, however, that shares subject to ISOs shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

(b) Annual Per-Participant Limitations. During any calendar year, no Participant may be granted Options and other Awards under the Plan that may be settled by delivery of more than 600,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of Award. This provision sets forth two separate limitations, so that awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

(c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), (ii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iii) the number and kind of shares that may be issued in respect of other outstanding Awards, (iv) the exercise price, grant price, or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award), and (v) the number of shares with respect to which Options and SARs may be granted to a Participant in any calendar year, as set forth in Section 4(b). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence or a Change in Control) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

5. Eligibility. Directors, executive officers and other key employees of the Company and its subsidiaries, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan. In addition, a person who has been offered employment by the Company or its subsidiaries, and a person who is employed by an entity expected to become a subsidiary, is eligible to be granted an Award under the Plan, provided that such Award shall be canceled if such person fails to commence such employment, or if such entity fails to become a subsidiary, and no payment of value may be made in connection with such Award until such person has commenced such employment or until such entity has become a subsidiary.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant.

(b) Options. The Committee is authorized to grant Options to Participants (including “reload” options automatically granted to offset specified exercises of options) on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option shall not be less than 100 percent (110 percent in the case of an ISO granted to a person who owns (within the meaning of Section 422(b)(6) of the Code) 10 percent of the Stock) of the Fair Market Value of a share on the date of grant of such Option.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part. An Option may be exercised:

(A) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either:

(1) in cash,

(2) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise,

(3) by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise,

(4) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Participant has submitted an irrevocable notice of exercise or

(5) a combination of (1), (2) and (3),

in each case to the extent set forth in the Award Agreement relating to the Option;

(B) if applicable, by surrendering to the Company any tandem SARs which are cancelled by reason of the exercise of the Option; and

(C) by executing such documents as the Company may reasonably request.

Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Participant. No shares of

Stock shall be issued and no certificate representing Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 8(d), have been paid (or arrangement made for such payment to the Company’s satisfaction).

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs, except for Section 7(f), shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code.

(iv) Termination of Employment. Unless otherwise determined by the Committee, upon termination of a Participant’s employment with the Company and its subsidiaries for any reason other than death, disability (within the meaning of Section 22(e)(3) of the Code) or cause, such Participant may exercise any vested Options during the 90-day period following such termination of employment. In the event such termination is on account of death or disability, the Participant may exercise any Options during the one-year period following such termination. If the Committee determines that termination of employment is for cause, all Options held by the Participant shall immediately terminate. In any case where Options remain exercisable following termination of employment, such Options shall be exercisable only to the extent exercisable immediately prior to such termination of employment.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

(ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards. Notwithstanding anything contained herein to the contrary, no award shall be an SAR unless the Award Agreement explicitly so provides.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine; provided, however, that except in the case of a termination of employment without Cause following a Change in Control, in accordance with Section 7(f), or a Participant’s death or disability, (A) the restrictions on each Restricted Stock Award that is subject to vesting conditions based solely on continued employment or service shall lapse at a rate not faster than one-third per year over the three-year period beginning on the award date evidenced in the Award Agreement, and (B) the restrictions on each Restricted Stock Award that is subject to vesting conditions based on the attainment of performance goals shall lapse not earlier than one year after the award date evidenced in the Award Agreement (the “Minimum Restriction Schedule”). Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

(ii) Forfeiture. Upon termination of employment or service or failure to attain established performance goals (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company. The Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes; provided that no action taken by the Committee pursuant to this clause (ii) shall cause the restrictions on a Restricted Stock Award to lapse at a rate faster than the Minimum Restriction Schedule.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company shall retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, subject to the following terms and conditions:

(i) Award and Restrictions. Delivery of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments, or otherwise, as the Committee may determine.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

(f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(c) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

(d) Rule 16b-3 Compliance.

(i) Six-Month Holding Period. Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Exchange Act, equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

(ii) Other Compliance Provisions. With respect to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice has been given to the Participant regarding the non-exempt nature of such transaction. The Committee may authorize the Company to repurchase any Award or shares of Stock resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section

 16(b). Unless otherwise specified by the Participant, equity securities, including derivative securities, acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e) Performance-Based Awards. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(e), in order to qualify such Award as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. The performance objectives for an Award subject to this Section 7(e) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(e). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code and regulations thereunder. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(e) shall be selected exclusively from among the following:

(1) Annual return on capital;

(2) Annual earnings per share;

(3) Annual cash flow provided by operations;

(4) Changes in annual revenues;

(5) EBITDA; and/or

(6) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(e), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing, and shall be binding and conclusive on all Participants. The Committee may review and correct any prior determination with respect to the achievement of applicable performance objectives, based on restated financial statements or other information that in the sole discretion of the Committee causes the Committee to determine that the prior determination was inaccurate, and in such case the Committee may appropriately adjust, including with retroactive effect, the vesting, exercisability, payment or forfeiture of any Award subject to such performance objectives. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(e).

(f) Acceleration Upon Termination Following a Change in Control. Notwithstanding anything contained herein to the contrary, unless otherwise provided by the Committee in an Award Agreement, if a Participant’s employment is terminated by the Company without Cause within 12 months after a Change in Control, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award shall immediately lapse as of the date of such termination of employment.

(g) Corporate Transactions. If the Company shall be a party to a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”), the Board (as constituted prior to any Change in Control resulting from such Corporate Transaction) may, in its discretion:

(i) require that shares of stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, be substituted for some or all of the shares of Stock subject to an outstanding Award, with an appropriate and equitable adjustment to such Award as shall be determined by the Board in accordance with Section 4(c); and/or

(ii) require outstanding Awards, in whole or in part, to be surrendered to the Company by the Participant, and to be immediately cancelled by the Company, and to provide for the Participant to receive (A) a cash payment in an amount not less than the amount determined by multiplying the number of shares of Stock subject to the portion of the Award surrendered by the excess, if any, of the highest per share price offered to holders of Stock in any transaction whereby the Corporate Transaction takes place over the exercise or purchase price, if any, applicable to such Award, (B) shares of stock of the corporation resulting from such Corporate Transaction, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (A) above or (C) a combination of a payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(h) No Repricing of Awards. Notwithstanding anything in this Plan to the contrary and subject to Section 8(e), without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” within the meaning of rules prescribed by the American Stock Exchange or, if the Stock is not listed on the American Stock Exchange, any rule of the principal national stock exchange on which the Stock is then traded.

8. General Provisions.

(a) Compliance With Laws and Obligations. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(b) Limitations on Transferability. Awards and other rights under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated Beneficiary in the event of the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries during the lifetime of the Participant in connection with the Participant’s estate planning, and may be exercised by such transferees in accordance with the terms of such Award, consistent with the registration of the offer and sale of Stock on Form S-8 or Form S-3 or a successor registration form of the Securities and Exchange Commission, and permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors.

(c) No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as giving any employee the right to be retained in the employ of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee’s employment at any time.

(d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the

Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations; in such case, the shares withheld shall be deemed to have been delivered for purposes of Section 4(a).

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of the American Stock Exchange or, if the Stock is not listed on the American Stock Exchange, any rule of the principal national stock exchange on which the Stock is then traded; provided, however, that (i) no amendment shall be made without stockholder approval if such amendment would (A) increase the maximum number of shares of Stock that may be subject to outstanding Awards under Section 4(a) (subject to adjustment in Section 4(c)) or (B) extend the term of this Plan, and (ii) no such action may materially impair the rights of a Participant under any Award theretofore granted to him without such Participant’s consent. Except as provided in Sections 6(d) and 7(h), the Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

(f) No Rights to Awards; No Stockholder Rights. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(i) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Section 162(m) of the Code. It is the intent of the Company that Options granted at or above Fair Market Value, SARs, and other Awards designated as Awards subject to Section 7(e) shall constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

(k) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(l) Effective Date; Plan Termination. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Stock present in person or represented by proxy at the 2006 annual meeting of stockholders, shall become effective as of the date of such approval. Upon approval, the 2004 LTIP shall terminate and no further Awards shall be granted under the 2004 LTIP. This Plan shall terminate on the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination. In the event that this Plan is not approved by the stockholders of the Company, this Plan shall be null and void, and the Company’s 2004 LTIP shall remain in effect.